         As filed with the Securities and Exchange Commission on March 18, 1996.
                                                            Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                                ZALE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                    75-0675400
        (State or Other Jurisdiction                       (I.R.S. Employer
      of Incorporation or Organization)                  Identification No.)

                                                          ALAN P. SHOR, ESQ.
                                                           ZALE CORPORATION
          901 WEST WALNUT HILL LANE                   901 WEST WALNUT HILL LANE
          IRVING, TEXAS  75038-1003                   IRVING, TEXAS  75038-1003
                                                            (214) 580-4576
(Address, Including Zip Code, of Registrant's  (Name, Address, Including Zip Code, and
        Principal Executive Offices)           Telephone Number, Including Area Code, of
                                                          Agent for Service)

           ZALE CORPORATION OUTSIDE DIRECTORS' 1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                      Proposed Maximum        Proposed Maximum
   Title of Securities            Amount to be         Offering Price             Aggregate               Amount of
    to be Registered               Registered           Per Share (1)        Offering Price (1)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------
      Common Stock,
     $.01 Par Value               150,000 Shares          $15.5208               $2,328,125                 $805
    ("Common Stock")
=======================================================================================================================


(1) In accordance with Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), calculated on the basis of
         (i) the aggregate exercise price of options to purchase up to 25,000 shares of Common Stock previously issued and outstanding under the Zale Corporation Outside Directors' 1995 Stock Option Plan (the "Plan") and (ii) the average of the high and low price of the Common Stock as reported on the NASDAQ on March 14, 1996 for options to purchase up to 125,000 shares of Common Stock available to be granted under the Plan.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Annual Report on Form 10-K of Zale Corporation (the "Company") for the year ended July 31, 1995;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referenced to in (a) above; and

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A/A filed with the Commission under Section 12(g) of the Exchange Act on July 16, 1993, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock upon exercise of options granted under the Zale Corporation Outside Directors' 1995 Stock Option Plan has been passed upon for the Company by Alan P. Shor, Senior Vice President, General Counsel and Secretary of the Company. As of March 15, 1996, Mr. Shor beneficially owned 1,200 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation provides that the Company shall indemnify any person serving as its director or officer, or in a similar capacity with another entity at its request, from any liability arising for any acts or omissions occurring after July 21, 1993 that such person incurs with respect to any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) so long as such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company. With respect to any criminal action or proceeding, however, the person must have had reasonable cause to believe that his or her conduct was lawful. If a court of competent jurisdiction, after exhaustion of all appeals therefrom, adjudges such person to be liable to the Company or such person agrees to pay amounts in settlement to the Company, the Company may indemnify such person for such claim only if the court approves such indemnification.

         The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with its existing and certain former directors agreeing to indemnify such persons against expenses, judgments, funds and amounts paid in settlement incurred in connection with any threatened, pending or completed action, suit or proceeding in which the director was or is threatened to be made a party by reason of his service as a director, officer, employee, or agent of the Company subsequent to July 21, 1993 provided that the director acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and with respect to any criminal action or proceeding, provided he had reasonable cause to believe his actions were lawful. Each Indemnification Agreement further provides for the indemnification of any director against all expenses incurred in the successful defense of any proceeding, whether on the merits or otherwise. Each Indemnification Agreement provides as set forth the methodology for the determination of the right of indemnification and provisions for the advancement of expenses incurred in defending any proceeding.

         The Company has entered into a Trust Agreement pursuant to which $1,000,000 has been deposited with the trustee thereunder to secure the performance of the Company under the Indemnification Agreements or any indemnification provisions of the Restated Certificate of Incorporation or Bylaws of the Company or other applicable law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Restated Certificate of Incorporation of Zale Corporation, as amended, defining the rights of holders of Common Stock.(1)

4.2      Zale Corporation Outside Directors' 1995 Stock Option Plan.*

5.1 Opinion of Alan P. Shor, Senior Vice President and General Counsel of the Company as to the validity of the securities registered hereby.*

23.1     Consent of Arthur Andersen LLP, independent public accountants.*

23.2 Consent of Alan P. Shor, Senior Vice President and General Counsel of the Company (included in Exhibit 5.1).*

24. Power of Attorney (included on the Signature Page in Part II of this Registration Statement).

---------------
*        Filed herewith.

(1) Incorporated by reference to Exhibit 4.1 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 1993.


ITEM 9.  UNDERTAKINGS.

         (a)     The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                          Notwithstanding the foregoing, the Company is not required to provide the information described in
                          (a)(1)(i) and (a)(1)(ii) above if such information is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     See Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving and the State of Texas, on this 15th day of March, 1996.

                                        ZALE CORPORATION



                                        By:        /S/
                                           -----------------------------------
                                        Name:  Robert DiNicola
                                        Title: Chairman of the Board and
                                               Chief Executive Officer


         Each person whose signature to this Registration Statement appears below hereby appoints Thomas E. Whiddon and Alan P. Shor, and each of them, either one of whom may act without the joinder of the other, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                    Title                             Date
            /S/ Robert DiNicola             Chairman of the Board, Chief Executive      March 15, 1996
 ----------------------------------------   Officer and Director (principal
              Robert DiNicola               executive officer of the registrant)


           /S/ Thomas E. Whiddon            Senior Vice President and Chief             March 15, 1996
 ----------------------------------------   Financial Officer (principal financial
             Thomas E. Whiddon              officer of the registrant)

                 Signature                                    Title                             Date
         /S/ Merrill J. Wertheimer          Executive Vice President-Finance and        March 15, 1996
 ----------------------------------------   Administration (principal accounting
           Merrill J. Wertheimer            officer of the registrant)


              /S/ Glen Adams                Director                                    March 15, 1996
 ----------------------------------------
                Glen Adams



            /S/ Peter P. Copses             Director                                    March 15, 1996
 ----------------------------------------
              Peter P. Copses



          /S/ Frank E. Grzelecki            Director                                    March 15, 1996
 ----------------------------------------
            Frank E. Grzelecki


           /S/ Richard C. Marcus            Director                                    March 15, 1996
 ----------------------------------------
             Richard C. Marcus



            /S/ Andrew H. Tisch             Director                                    March 15, 1996
 ----------------------------------------
              Andrew H. Tisch

                                 EXHIBIT INDEX

                                                                                    Sequentially
Exhibit                                                                               Numbered
  No.            Description                                                            Page
-------          -----------                                                        ------------
4.1              Restated Certificate of Incorporation of Zale Corporation,
                 as amended, defining the rights of holders of Common Stock.(1)

4.2              Zale Corporation Outside Directors' 1995 Stock Option Plan.*

5.1              Opinion of Alan P. Shor, Senior Vice President and General
                 Counsel of the Company as to the validity of the securities registered hereby.*

23.1             Consent of Arthur Andersen LLP, independent public accountants.*

23.2             Consent of Alan P. Shor, Senior Vice President and General
                 Counsel of the Company (included in Exhibit 5.1).*

24. Power of Attorney (included on the Signature Page of Part II of this Registration Statement).


---------------
*        Filed herewith.

(1) Incorporated by reference to Exhibit 4.1 of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 1993.